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                                                                    EXHIBIT 12.1

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     THREE MONTHS
                                                                       YEAR ENDED       ENDED
                                                                      DECEMBER 31,    MARCH 31,
                                                                          1995           1996
                                                                      ------------   ------------
Earnings:
  Net loss..........................................................   $(1,894,000)   $ (344,000)
  Fixed charges.....................................................       338,000       774,000
                                                                      ------------   ------------
     Total..........................................................   $(1,556,000)   $  430,000
                                                                        ==========    ==========
Fixed charges:
  Interest expense and amortization of debt discount................   $   332,000    $  760,000
  Portion of rent expense deemed to be interest.....................         6,000        14,000
                                                                      ------------   ------------
     Total..........................................................   $   338,000    $  774,000
                                                                        ==========    ==========
Ratio of earnings to fixed charges(1)...............................            --            --
                                                                      ------------   ------------
Coverage deficiency.................................................   $ 1,894,000    $  344,000
                                                                        ==========    ==========

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(1)  Pursuant to Regulation S-K Item 503, the ratio of earnings to fixed charges is not presented as this ratio indicates a coverage of less than one-to-one.